UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

West Texas Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-178437	99-0365272
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5729 Lebanon Road, Suite 144

Frisco, Texas  75034

(Address of principal executive offices) (zip code)

(972) 712-2154

(Registrant’s telephone number, including area code)

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2016, we appointed William A Sawyer to serve as president and chief executive officer of West Texas Resources, Inc. We also appointed Mr. Sawyer to our board of directors. Our former president and chief executive officer, John D. Kerr, continues to serve as our chief financial officer and as a member of our board of directors.

In connection with our employment of Mr. Sawyer, we entered into a three-year employment agreement with Mr. Sawyer pursuant to which he will be paid up to $90,000 per year, provided that all but $2,000 per month shall accrue and become payable only upon the Company’ attainment of significant performance goals or the second anniversary of the employment agreement. We also granted Mr. Sawyer an option to purchase up to 1,500,000 shares of our common stock, over a five year period at an exercise price of $0.50 per share, all of which is subject to vesting based upon the Company’s attainment of significant performance goals. The employment agreement and stock option agreement include customary representations, warranties and indemnifications.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST TEXAS RESOURCES, INC.

By:	/s/ John D. Kerr
John D. Kerr, Chief Financial Officer

Date:  October 25, 2016

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